Exhibit 99.3

SCIENTIFIC GAMES CORPORATION

Offer to Exchange
All of Its Outstanding
6¼% Senior Subordinated Notes due 2012
and the Related Guarantees
in Exchange for
6¼% Senior Subordinated Notes due 2012
and the Related Guarantees
Which Have Been Registered Under
the Securities Act of 1933, as Amended,
Pursuant to the Prospectus Dated               , 2005

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON               , 2005, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). HOLDERS OF OLD NOTES (AS DEFINED BELOW) MAY TENDER THEIR OLD NOTES ON OR PRIOR TO THE EXPIRATION DATE.

To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

Scientific Games Corporation, a Delaware corporation (the "Company"), and certain of its subsidiaries (collectively the "Subsidiary Guarantors") are making an offer, referred to as the exchange offer, to exchange an aggregate principal amount of up to $200,000,000 of the Company's 6¼% Senior Subordinated Notes due 2012, including the guarantees thereof by the Subsidiary Guarantors, which have been registered under the Securities Act of 1933, as amended (the "new notes"), for a like principal amount of the Company's outstanding 6¼% Senior Subordinated Notes due 2012, including the guarantees thereof by the Subsidiary Guarantors (the "old notes"), upon the terms and subject to the conditions set forth in the prospectus dated               , 2005 and in the related letter of transmittal. Unless indicated otherwise, capitalized terms used but not defined herein shall have the same meaning given to them in the prospectus or the letter of transmittal, as the case may be.

Enclosed herewith are copies of the following documents:

1.    The prospectus.

2.    The letter of transmittal for your use and for the information of your clients, including a Substitute Form W-9 for collection of information relating to backup United States federal income tax withholding.

3.    A notice of guaranteed delivery to be used to accept the exchange offer with respect to old notes in certificated form or old notes accepted for clearance through the facilities of The Depository Trust Company if (i) certificates for the old notes are not immediately available or all required documents are unlikely to reach the exchange agent on or prior to the expiration date or (ii) a book-entry transfer cannot be completed on a timely basis.

4.    A form of letter which may be sent to your clients for whose account you hold old notes in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the exchange offer.

5.    Return envelopes addressed to the exchange agent for the exchange offer.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                    , 2005, UNLESS EXTENDED.

The Company has not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of old notes pursuant to the exchange offer. You will be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients and for handling or tendering for your clients.

Any inquiries you may have with respect to the exchange offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the exchange agent as provided in the enclosed letter of transmittal.

Very truly yours,

SCIENTIFIC GAMES CORPORATION

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY, ANY OF THE SUBSIDIARY GUARANTORS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER OTHER THAN AS SET FORTH IN THE ENCLOSED DOCUMENTS.